UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2005

BRIGGS & STRATTON CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-1370	39-0182330

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12301 West Wirth Street, Wauwatosa, Wisconsin 53222

(Address of Principal Executive Offices)             (Zip Code)

Registrant’s telephone number, including area code (414) 259-5333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 11, 2005, Briggs & Stratton Corporation entered into a term loan agreement with Bank of America, N. A., as administrative agent, and LaSalle Bank, N. A., as syndication agent. The three-year term loan facility provides for an extension of unsecured credit in the form of term loans in an aggregate amount up to $125 million.

ITEM 8.01.    OTHER EVENTS

As previously reported on January 28, 2005, Briggs & Stratton Corporation and its subsidiary, Briggs & Stratton Power Products Group, LLC (collectively “Briggs”) executed an Asset Purchase Agreement (“APA”) with Murray, Inc. and Murray Canada Co. (collectively “Murray”). The APA provided for the purchase by Briggs of substantially all of the Murray assets in the United States and Canada, excluding real estate located in the United States, for an aggregate purchase price of $125 million. The acquisition of Murray assets was completed on February 11, 2005.

In a transition supply agreement (“TSA”) attached to the APA, Briggs has the right after the closing to purchase finished lawn, garden and snow products from Murray. Under the terms of the TSA, Murray will provide Briggs finished goods for a period of up to eighteen (18) months following the closing of the APA. Briggs will be Murray’s sole customer following the closing of the APA. The price which Briggs will pay for the finished goods purchased under the TSA is generally the cost incurred by Murray in producing those goods. The TSA provides that Briggs will make purchase price advances to Murray on a monthly basis. These advances in turn will be used by Murray to produce finished goods for Briggs. Upon termination or expiration of the term of the TSA, if Murray does not elect to continue its business, Briggs will be obligated to remit to Murray a termination payment to fund certain unrecovered costs of Murray incurred by Murray during its period of operation under the TSA. The termination payment would also fund certain wind-down costs and expenses incurred by Murray as a result of the termination or expiration of the TSA.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

(a) Not applicable

(b) Not applicable

(c) Exhibits. The following exhibit is being furnished herewith:

10.1	Term Loan Agreement, dated February 11, 2005, among Briggs & Stratton Corporation and LaSalle Bank N.A., as syndication agent, and Bank of America, N.A., as administrative agent.

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGGS & STRATTON CORPORATION (Registrant)

Date: February 15, 2005	By:	/S/ JAMES E. BRENN
James E. Brenn Senior Vice President and Chief Financial Officer Duly Authorized Officer

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

EXHIBIT INDEX

Exhibit No.	Description

10.1	Term Loan Agreement, dated February 11, 2005, among Briggs & Stratton Corporation and LaSalle Bank N.A., as syndication agent, and Bank of America, N.A., as administrative agent.